Investor Contact At NationsHealth:
Timothy Fairbanks, CFO 954-903-5018

NATIONSHEALTH ANNOUNCES 2007 SECOND QUARTER AND YEAR TO DATE FINANCIAL RESULTS

SUNRISE, Fla. – August 9, 2007 — NationsHealth, Inc. (Nasdaq: NHRX; NHRXW; NHRXU) today announced its financial results for the quarter and six months ended June 30, 2007.

Revenue for the quarter ended June 30, 2007 was $17.0 million, compared to $19.6 million for the corresponding period in 2006. Net loss for the quarter ended June 30, 2007 was $0.5 million, or $0.02 per share, compared to a net loss of $5.0 million, or $0.18 per share, for the corresponding period in 2006. Revenue for the 2006 second quarter included approximately $1.4 million related to the initial marketing and enrollment efforts for CIGNA’s Medicare Part D Prescription Drug Plan, and approximately $1.3 million from the Company’s discount prescription drug card business, which was sold on September 5, 2006.

Revenue for the six months ended June 30, 2007 was $35.8 million, compared to $44.6 million for the corresponding period in 2006. Net loss for the six months ended June 30, 2007 was $1.7 million, or $0.06 per share, compared to a net loss of $18.5 million, or $0.67 per share, for the corresponding period in 2006. The first six months of 2006 included approximately $9.9 million of revenue related to the initial marketing and enrollment efforts for CIGNA’s Medicare Part D Prescription Drug Plan and approximately $3.3 million of revenue from the divested discount prescription drug card business.

Adjusted EBITDA*, defined as earnings before interest, taxes, depreciation and amortization, and stock based compensation, was $2.5 million for the quarter ended June 30, 2007, compared to an adjusted EBITDA loss of $1.3 million for the quarter ended June 30, 2006. For the first six months of 2007 adjusted EBITDA was $4.0 million, compared to an adjusted EBITDA loss of $12.2 million for the first six months of 2006.

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NationsHealth, Inc. News Release

The Company’s Insurance Services segment contributed profit of $3.7 million for the quarter ended June 30, 2007, compared to $2.4 million for the quarter ended June 30, 2006. For the first six months of 2007, the Insurance Services segment contributed profit of $6.7 million, compared to a loss of $5.5 million for the first six months of 2006. The Medical Products segment contributed profit of $1.5 million for the quarter ended June 30, 2007, compared to $1.6 million, including approximately $1.3 million of profit from the divested discount prescription drug card business, for the quarter ended June 30, 2006. For the six months ended June 30, 2007, the Medical Products segment contributed profit of $3.1 million. This compares to $3.9 million of profit for the first six months of 2006, which included approximately $3.3 million of profit from the divested discount prescription drug card business.

“Our cost savings initiatives, acquisition of smaller providers of diabetic supplies, new medical product offerings and expanded relationships with managed care providers have improved our financial results for the quarter,” said Timothy Fairbanks, the Company’s Chief Financial Officer. Mr. Fairbanks continued,“The closing of our term loan facility on April 11, 2007 enabled us to continue our strategy of acquiring patients from smaller diabetes suppliers during the quarter. In addition, we are pleased with the financial results of our Insurance Services segment as we continue to increase operating efficiencies within NationsHealth. Furthermore, in July we were awarded accredited status by the Accreditation Commission for Health Care, Inc. (ACHC). We are excited about achieving accreditation from ACHC as this is one of the pre-requisites for being awarded a contract under the new CMS Competetive Bidding Program for diabetic supplies.”

As previously announced, NationsHealth will host a conference call at 11:00 a.m. ET today to review its financial results for the quarter ended June 30, 2007.

Access Information:

Date:	August 9, 2007
Time:	11:00 a.m. ET
U.S. / Canada dial-in number:	866-562-8369
International dial-in number:	913-312-1299
Participant Passcode:	4291053
Live Webcast:	www.nationshealth.com

Replay Access Information:
A recording of the conference call will be available three hours after completion until August 16, 2007 at midnight ET at 888-203-1112 (U.S.) and 719-457-0820 (International). The replay passcode is 4291053. The webcast will be archived for on demand listening for 30 days on the NationsHealth’s website, www.nationshealth.com.

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NationsHealth, Inc. News Release

About NationsHealth, Inc.
NationsHealth seeks to improve the delivery of healthcare to Medicare and managed care beneficiaries by providing medical products and prescription related services. NationsHealth provides home delivery of diabetes supplies, medications and other medical products to patients across the nation. In addition to its medical products business, NationsHealth also provides education, marketing, enrollment and patient service to insurers offering Medicare Part D prescription drug plans and other Medicare insurance coverage. NationsHealth has an agreement with CIGNA to service its Medicare Part D prescription drug plans nationally. For more information, please visit http://www.nationshealth.com.

* Use of Non-GAAP Financial Measures
In its earnings releases, conference calls, slide presentations or webcasts, the Company may use or discuss adjusted EBITDA (or adjusted EBITDA loss, as applicable), which is a non-GAAP financial measure as defined by SEC Regulation G. Management regularly reviews adjusted EBITDA as an analytical indicator of the Company’s financial performance and believes that it is useful to investors in evaluating operating performance. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. The Company does not intend for adjusted EBITDA to be considered in isolation or as a substitute for any GAAP measure. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

Net income (loss) is the GAAP financial measure most directly comparable to adjusted EBITDA (EBITDA loss). A reconciliation of net loss to adjusted EBITDA (EBITDA loss) is as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net Loss	($524)	($4,997)	($1,712)	($18,527)
Interest, net	1,010	727	1,873	1,370
Depreciation and amortization	674	455	1,246	913
Amortization of customer contract intangible	969	970	1,939	1,939
Stock-based compensation	346	830	698	1,373
Non-cash impairment charge	—	733	—	733

Adjusted EBITDA (EBITDA Loss)	$2,475	($1,282)	$4,044	($12,199)

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NationsHealth, Inc. News Release

This press release contains forward-looking statements about NationsHealth, including statements regarding management initiatives and new product and market opportunities, none of which should be construed in any manner as a guarantee that such results will in fact occur. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Forward-looking statements are statements that are not historical facts, and in some cases may be identified by the words “anticipate,” “project,” “expect,” “plan,” “intend,” “may,” “should,” “will,” and similar words or phrases. Such forward-looking statements, based upon the current beliefs and expectations of NationsHealth’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: our ability to maintain our existing customer base; our ability to successfully maintain our Insurance Services segment; our dependence on Medicare reimbursement; changes in Medicare and Medicaid and any other state or national-based reimbursement programs, including the results of competitive bidding for durable medical equipment and supplies; our customers’ desire to take advantage of our Part D and specialty pharmacy services; uncertainty in our costs incurred in administering the Part D program; changing interpretations of generally accepted accounting principles; outcomes of government reviews of NationsHealth’s business practices; inquiries and investigations and related litigation; our exposure to product liability in excess of our insurance coverage; continued compliance with government regulations; legislation or regulatory requirements or changes adversely affecting the businesses in which NationsHealth is engaged; fluctuations in customer demand; management of growth; our ability to compete effectively; timing and market acceptance of new products sold by NationsHealth; our ability to raise the capital we will need to sustain our operations; general economic conditions; and geopolitical events, regulatory changes and other risks and uncertainties described in NationsHealth’s Annual Report on Form 10-K for the year ended December 31, 2006, Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, and NationsHealth’s other reports it has filed with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. NationsHealth cautions investors not to place undue reliance on the forward-looking statements contained herein. These statements speak only as of the date of this press release and, except as required by applicable law, NationsHealth assumes no obligation to update the information contained herein.

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NationsHealth, Inc. News Release

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	June 30,
	2007	2006
Revenue:
Net product sales	$10,201	$10,890
Prescription drug card revenue	—	1,339
Service revenue	6,824	7,387

	17,025	19,616
Cost of product sales	3,990	4,907
Cost of services	2,395	4,173

Gross Profit	10,640	10,536

Operating Expenses:
Patient acquisition and related costs	683	1,563
Patient service and fulfillment	2,141	2,099
General and administrative	5,325	8,129
Provision for doubtful accounts	528	990
Depreciation and amortization	508	322
Amortization of customer contract intangible	969	970
Impairment of investment in joint venture	—	733

	10,154	14,806

Income (Loss) from Operations	486	(4,270)
Other Expense, net	(1,010)	(727)

Net Loss	$(524)	$(4,997)

Loss per share – basic and diluted	$(0.02)	$(0.18)

Weighted average shares outstanding – basic and diluted	28,080	27,888

NationsHealth, Inc. News Release

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Six Months Ended
	June 30,
	2007	2006
Revenue:
Net product sales	$21,276	$21,744
Prescription drug card revenue	—	3,312
Service revenue	14,502	19,575

	35,778	44,631
Cost of product sales	8,388	10,191
Cost of services	6,131	23,255

Gross Profit	21,259	11,185

Operating Expenses:
Patient acquisition and related costs	1,418	2,644
Patient service and fulfillment	4,364	4,543
General and administrative	11,199	15,971
Provision for doubtful accounts	1,263	1,846
Depreciation and amortization	915	666
Amortization of customer contract intangible	1,939	1,939
Impairment of investment in joint venture	—	733

	21,098	28,342

Income (Loss) from Operations	161	(17,157)
Other Expense, net	(1,873)	(1,370)

Net Loss	$(1,712)	$(18,527)

Loss per share – basic and diluted	$(0.06)	$(0.67)

Weighted average shares outstanding – basic and diluted	28,062	27,848

NationsHealth, Inc. News Release

SUMMARY CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,136	$4,224
Accounts receivable, net	7,616	6,075
Inventory	1,612	1,636
Costs related to billings in process, net	628	565
Prepaid expenses and other current assets	1,040	748

Total current assets	12,032	13,248
Property and equipment, net	5,119	3,557
Customer contract intangible, net	9,693	11,632
Acquired customer lists, net	2,715	363
Other assets, net	3,286	1,588

Total assets	$32,845	$30,388

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,945	$3,026
Accrued expenses	5,334	9,069
Promissory note payable, net	1,406	—
Current portion of long-term debt	1,470	—
Line of credit	2,500	2,500

Total current liabilities	13,655	14,595

Long-Term Liabilities:
Convertible notes, related party, net	6,979	6,316
Long-term debt	4,772	1,328
Other long-term liabilities	1,102	782

Total long-term liabilities	12,853	8,426

Stockholders’ Equity	6,337	7,367

Total liabilities and stockholders’ equity	$32,845	$30,388

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